Exhibit 99.2 Investor Update August 2022

2 Disclaimers Note Regarding User Metrics and Other Data We deﬁne a Daily Active User, or DAU, as a registered Snapchat user who opens the Snapchat application at least once during a deﬁned 24-hour period. We calculate average DAUs for a particular quarter by adding the number of DAUs on each day of that quarter and dividing that sum by the number of days in that quarter. DAUs are broken out by geography because markets have diﬀerent characteristics. We deﬁne average revenue per user, or ARPU, as quarterly revenue divided by the average DAUs. For purposes of calculating ARPU, revenue by user geography is apportioned to each region based on our determination of the geographic location in which advertising impressions are delivered, as this approximates revenue based on user activity. This allocation diﬀers from our components of revenue disclosure in the notes to our consolidated ﬁnancial statements, where revenue is based on the billing address of the advertising customer. For information concerning these metrics as measured by us, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent periodic report ﬁled with the U.S. Securities and Exchange Commission, or the SEC, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in our periodic report that will be ﬁled with the SEC for our most recently completed period and other ﬁlings that we make from time to time with the SEC. Unless otherwise stated, statistical information regarding our users and their activities is determined by calculating the daily average of the selected activity for the most recently completed quarter included in this presentation. While these metrics are determined based on what we believe to be reasonable estimates of our user base for the applicable period of measurement, there are inherent challenges in measuring how our products are used across large populations globally. For example, there may be individuals who have unauthorized or multiple Snapchat accounts, even though we forbid that in our Terms of Service and implement measures to detect and suppress that behavior. We have not determined the number of such multiple accounts. Changes in our products, infrastructure, mobile operating systems, or metric tracking system, or the introduction of new products, may impact our ability to accurately determine active users or other metrics and we may not determine such inaccuracies promptly. We also believe that we don’t capture all data regarding each of our active users. Technical issues may result in data not being recorded from every user’s application. For example, because some Snapchat features can be used without internet connectivity, we may not count a DAU because we don’t receive timely notice that a user has opened the Snapchat application. This undercounting may increase as we grow in Rest of World markets where users may have poor connectivity. We do not adjust our reported metrics to reﬂect this underreporting. We believe that we have adequate controls to collect user metrics, however, there is no uniform industry standard. We continually seek to identify these technical issues and improve both our accuracy and precision, including ensuring that our investors and others can understand the factors impacting our business, but these and new issues may continue in the future, including if there continues to be no uniform industry standard. Some of our demographic data may be incomplete or inaccurate. For example, because users self-report their dates of birth, our age-demographic data may diﬀer from our users’ actual ages. And because users who signed up for Snapchat before June 2013 were not asked to supply their date of birth, we may exclude those users from our age demographics or estimate their ages based on a sample of the self-reported ages that we do have. If our active users provide us with incorrect or incomplete information regarding their age or other attributes, then our estimates may prove inaccurate and fail to meet investor expectations. See https://businesshelp.snapchat.com/ for details. In the past we have relied on third-party analytics providers to calculate our metrics, but today we rely primarily on our analytics platform that we developed and operate. We count a DAU only when a user opens the application and only once per user per day. We believe this methodology more accurately measures our user engagement. We have multiple pipelines of user data that we use to determine whether a user has opened the application during a particular day, and becoming a DAU. This provides redundancy in the event one pipeline of data were to become unavailable for technical reasons, and also gives us redundant data to help measure how users interact with our application. If we fail to maintain an eﬀective analytics platform, our metrics calculations may be inaccurate. We regularly review, have adjusted in the past, and are likely in the future to adjust our processes for calculating our internal metrics to improve their accuracy. As a result of such adjustments, our DAUs or other metrics may not be comparable to those in prior periods. Our measures of DAUs may diﬀer from estimates published by third parties or from similarly titled metrics of our competitors due to diﬀerences in methodology or data used. Note Regarding Forward Looking Statements and use of Non-GAAP Financials This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this presentation, including statements regarding guidance, our future results of operations or ﬁnancial condition, business strategy and plans, user growth and engagement, product initiatives, objectives of management for future operations, and advertiser and partner oﬀerings, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this presentation. You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this presentation primarily on our current expectations and projections about future events and trends, including our ﬁnancial outlook, geo-political conﬂicts, the COVID-19 pandemic, and macroeconomic conditions, that we believe may continue to aﬀect our business, ﬁnancial condition, results of operations, and prospects. These forward-looking statements are subject to risks and uncertainties related to: our ﬁnancial performance; our ability to attain and sustain historical proﬁtability; our ability to generate and sustain positive cash ﬂow; our ability to attract and retain users, publishers, and advertisers; competition and new market entrants; managing our international expansion and our international expansion and our growth and future expenses; compliance with modiﬁed and new laws, regulations, and executive actions; our ability to maintain, protect, and enhance our intellectual property; our ability to succeed in existing and new market segments; our ability to attract and retain qualiﬁed employees and key personnel; our ability to repay outstanding debt; future acquisitions, divestitures or investments; our ability to achieve cost savings from our strategic reprioritization; disruptions to our business as a result of our strategic reprioritization; and the potential adverse impact of climate change, natural disasters, health epidemics, macroeconomic conditions, war and other armed conﬂict, as well as risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in our most recent periodic report ﬁled with the SEC, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in our periodic report that will be ﬁled with the SEC for our most recently completed period and other ﬁlings that we make from time to time with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this presentation. The results, events, and circumstances reﬂected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could diﬀer materially from those described in the forward-looking statements. In addition, statements that “we believe” and similar statements reﬂect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this presentation. And while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. The forward-looking statements made in this presentation relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this presentation to reﬂect events or circumstances after the date of this presentation or to reﬂect new information or the occurrence of unanticipated events, including future developments related to geo-political conﬂicts, the COVID-19 pandemic, and macroeconomic conditions, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reﬂect the potential impact of any future acquisitions, dispositions, joint ventures, restructurings, legal settlements, or investments. Investors and others should note that we may announce material business and ﬁnancial information to our investors using our websites (including investor.snap.com), ﬁlings with the SEC, webcasts, press releases, and conference calls. We use these mediums, including Snapchat and our websites, to communicate with our members and the public about our company, our products, and other issues. It is possible that the information that we make available may be deemed to be material information. We therefore encourage investors and others interested in our company to review the information that we make available on our websites. This presentation includes certain non-GAAP ﬁnancial measures. These non-GAAP ﬁnancial measures, which may be diﬀerent than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our ﬁnancial performance and should not be considered a substitute for, or superior to, the ﬁnancial information prepared and presented in accordance with GAAP. A reconciliation of GAAP to non-GAAP measures is provided in the appendix of this presentation.

Snap Inc.
3

Demonstrated Track Record of Growth Since IPO

Average Daily Active Users[1]


Over 2x increase in DAU
158M
347M
At IPO[2]
Q2'22

Revenue


Over 10x Growth in TTM Revenue
$404M
$4,539M
At IPO[3]
Q2'22[3]

Adjusted EBITDA[4]


TTM Adjusted EBITDA Profitability
$(459)M
$573M
At IPO[3]
Q2'22[3]
Net Income
$(515)M
$(831)M

[1] We define a Daily Active User, or DAU, as a registered Snapchat user who opens the Snapchat application at least once during a defined 24-hour period. We calculate average Daily Active Users for a particular quarter by adding the number of DAUs on each day of that quarter and dividing that sum by the number of days in that quarter.
[2] DAU at IPO is Q4 2016.
[3] TTM at IPO is calculated as Q1 2016 through Q4 2016 and TTM Q2'22 is calculated as Q3 2021 through Q2 2022.
[4] We define Adjusted EBITDA as net income (loss), excluding interest income; interest expense, other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense and other payroll related tax expense; and certain other non-cash or non-recurring items impacting net income (loss) from time to time. See Appendix for reconciliation of net loss to Adjusted EBITDA.

Snap Inc.
4

Demonstrated Track Record of Innovation


Daily Active Users
347M
Stories
Smart Filters
Android Video
Snapchat Launch
Chat
Snap Ads
Live Stories
Geofilters
Publisher Stories
Lenses
Snapcodes
Sponsored Geofilters
Best Friend Emojis
Memories
Bitmoji
Spectacles
Shows
Geostickers
Group Chat
Voice and Video Calling
On-Demand Geofilters
Snap Pixel
Snap Map
Lens Studio
Story Ads
Snap Publisher
Custom Stories
Context Cards
Voice Filters
World Lenses
Discover
Lens Explorer
Snap Kit
Snap Originals
Lens Challenges
Group Video Chat
Snappables
Spectacles V2
Visual Search
Friendship Profiles
Scan
Snap Games
Creative Kit Web
Spectacles V3
Cameos
App Stories
AR Bar
Bitmoji Stories
Deep Neural Network AR
Bitmoji TV
Creator Profiles
Landmarkers
Spotlight
Camera Kit
Snap Minis
Places on Snap Map
Sounds
Music Lenses
Happening Now
Local Lenses
Snap ML
Action Bar
Lens Voice Scan
Dynamic Lenses
Bitmoji for Games
Here For You
TrueSize
Map Layers
Public Profiles
Connected Lenses
3D Body Tracking
Food Scan
Quick Tap to Snap
Spectacles V4
Creator Marketplace
Spotlight on the Web
Trending Page
Sticker Kit
Story Studio
Gifting
Camera Shortcuts
Spotlight Challenges
Dress Up
AR Image Processing
3D Asset Manager
Catalog Powered Shopping Lenses
AR Shopping for Camera Kit
Lens Cloud
Infatuation Layer
Snapchat+
Director Mode
Dynamic Stories
ASL Alphabet Learning Lens
Mid-roll Ads for Snap Star Stories
Minis Private Components System
Bitmoji Reactions
Ticketmaster Layer
Custom Landmarkers
2011-2013
2014
2015
2016
2017
2018
2019
2020
2021
2022

Snap Inc. internal data Q2 2022. See Snap Inc. public filings with the SEC.

5 Operating Against a Diﬃcult Macro Backdrop Platform Policy Changes Increasing Competition for Ad Dollars Macroeconomic Challenges Macro headwinds such as high inﬂation, rising Recent policy changes have upended a interest rates, and geopolitical risks disrupting decade of advertising industry standards many industry segments that are critical to As advertising dollars in aggregate grow Requires building new models to drive growing advertising demand more slowly, competition for these dollars direct response advertising business and intensiﬁes Auction-driven direct response advertising is tools to measure returns of direct response the easiest/fastest for clients to dial back for advertising short term cost savings

6 Focused Investment to Drive Long-Term Growth Community Growth Revenue Growth Augmented Reality Innovative Products Ad Platform Improvements Core Technology Platform Localization New Sources of Revenue Spotlight Consumer Facing Experiences Application Performance Snapchat+ Snap Map Reprioritizing investments to drive adjusted EBITDA and positive FCF

7 Reprioritizing Investments We will substantially reduce or eliminate investments not directly connected to our three strategic priorities: ➔ Snap Originals – Going forward, we will focus our eﬀorts on content created by our partners and by creators ➔ Minis and Games – We will shift Minis and Games into maintenance mode with substantially reduced investment ➔ Hardware – We’re narrowing our investment scope in Spectacles to focus on highly diﬀerentiated long-term research and development eﬀorts. We will discontinue further development on our ﬂying camera, Pixy ➔ Zenly, Voisey – We intend to wind down these standalone apps and focus on Snap Map and Sounds within Snapchat

8 Productive Investment in our Strategic Priorities Creating a clear path to adjusted EBITDA proﬁtability and positive free cash ﬂow as we invest for growth: ➔ Eﬃcient Scaling of Infrastructure Cost - Continued focus on driving down unit costs and capturing the beneﬁts of our scale ➔ Scalable Approach to Content Investment - Focused content investments to drive community engagement ➔ Team Focused on Strategic Priorities - Approximately 20% reduction in full time headcount by refocusing on strategic priorities ➔ Eﬃcient Marketing - Substantially lower marketing investment focused on accelerating organic community growth and eﬃcient advertiser acquisition ➔ Reduced Overhead - Reduced investment in real estate and overhead functions to drive operating leverage

9 Path to Proﬁtability and Positive Free Cash Flow Quarter-to-date revenue growth is approximately 8% year-over-year Forward looking revenue visibility remains limited given uncertainty in the macro environment 1 2 $500 million estimated reduction in the annualized cash cost structure relative to Q2’22: ➔ $50 million estimated reduction in ﬁxed content costs within cost of revenue 3 ➔ $450 million estimated reduction in adjusted operating expenses inclusive of personnel and other opex cost reductions ➔ Estimated transition costs of approximately $110 to $175 million, with approximately $95 to $135 million expected to be 2 incurred within adjusted operating expenses , and the majority expected to be incurred within Q3’22 Focused on delivering adjusted EBITDA and positive free cash ﬂow at current revenue levels: ➔ Reduced ﬁxed content costs expected to be fully implemented by end of 2022 ➔ Disciplined management of adjusted operating costs to drive meaningful operating leverage when revenue growth accelerates 1 The charges that we expect to incur are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual expenses may diﬀer materially from the estimates disclosed above. 2 Cash cost structure refers to total cost of revenue plus total operating expenses less non cash expenses such as stock based compensation, depreciation, and amortization. 3 Adjusted operating expenses exclude stock based compensation, depreciation, and amortization.

10 Stock-Based Compensation & Dilution Management Strategy ➔ We intend to continue to pay our team members competitively and Stock Repurchase Program leverage stock-based compensation (SBC) to drive an ownership oriented culture July 21, 2022 Date of Announcement: ➔ We announced our ﬁrst $500 million stock repurchase program alongside Q2 2022 earnings Size of stock repurchase: $500M ➔ The $500 million stock repurchase program is now complete with Cash, Cash Equivalents, and Marketable 3.1% of outstanding shares repurchased at an average price of $4.9B Securities at time of announcement: $9.75 ➔ Our initial stock repurchase program more than fully oﬀset all SBC Repurchase as a 10% related dilution from the trailing 12 months percentage of cash: ➔ We intend to closely monitor the anticipated impact of future SBC driven dilution, our path to sustained free cash ﬂow generation, Repurchase as a percentage of 3.1% and our share price, in order to inform future share count and outstanding shares dilution management eﬀorts Total shares repurchased: 51,312,314 Average price: $9.75

The Opportunity Ahead

12 Building Blocks to Accelerate Revenue Growth Medium Term Long Term Short Term Grow Community and Engagement New Revenue Sources Ad Platform Improvements ● Spotlight Leadership in Augmented Reality ● Snapchat+ ● 1P + 3P Measurement Solutions ● Snap Map ● Ranking + Personalization

13 Signiﬁcant Opportunity to Expand Our Community Europe Rest of World North America 3 3 3 15% penetration 25% penetration 6% penetration 1 1 1 86M DAUs 99M DAUs 162M DAUs 2 2 2 ~400M smartphones ~560M smartphones ~2.5B smartphones 1 Snap Inc. internal data Q2 2022. See Snap Inc. public ﬁlings with the SEC. 2 eMarketer 2022 smartphone estimates, February 2022. 3 Percentage calculated by dividing Snap Inc. Q2 2022 daily active users (DAUs) by total smartphone estimate.

14 Demonstrated Progress and Signiﬁcant ARPU Opportunity Global $20.00 18 Years Old $15.00 11 Years Old $10.00 $5.00 $0.00 4 6 8 10 12 14 16 18 AGE OF COMPANY (YEARS) Signiﬁcant progress on ARPU relative to peers at our current stage of growth Comparison is illustrative, as each company calculates daily active users diﬀerently. 1 Snap Inc. internal data as compared to publicly reported Facebook data. We deﬁne average revenue per user (ARPU) as quarterly revenue divided by the average DAUs. We deﬁne a daily active user (DAU) as a registered Snapchat user who opens the Snapchat application at least once during a deﬁned 24-hour period. Facebook’s ARPU is calculated as quarterly revenue divided by the average DAUs. Facebook deﬁnes DAUs based on user activity only on Facebook and Messenger and not on the company’s other products. See Snap. Inc. public ﬁlings with the SEC. 1 AVERAGE REVENUE PER USER

Snap Inc. 15

DAU and ARPU Present Long-Term Opportunity

North America is critical to growing revenue in the near and medium term—and we have a long runway ahead of us


North America[1]
197M
99M
42M
DAU[2]
18 Years Old
11 Years Old
16 Years Old
$33
$77
$283
AVERAGE REVENUE PER USER[3]

Comparison is illustrative, as each company calculates daily active users differently.

[1] Snap Inc. includes the US, Canada, Mexico, the Caribbean, and Central America. Facebook includes the US and Canada only. Twitter includes the US only.

[2] Snap Inc. internal data Q2 2022, as compared to publicly reported Facebook and Twitter data Q2 2022. We define a daily active user (DAU) as a registered Snapchat user who opens the Snapchat application at least once during a defined 24-hour period. Twitter's monetizable DAUs are shown and are defined by the Company as people, organizations, or other accounts who logged in or were otherwise authenticated and accessed Twitter on any given day through twitter.com or Twitter applications that are able to show ads. Facebook defines DAUs based on user activity only on Facebook and Messenger and not on the Company's other products.

[3] Snap Inc. internal data Q3 2021–Q2 2022 as compared to publicly reported Facebook and Twitter data for Q3 2021–Q2 2022. We define average revenue per user (ARPU) as quarterly revenue divided by the average DAUs. Twitter's ARPU is calculated as quarterly revenue divided by the average monetizable DAUs. Facebook's ARPU is calculated as quarterly revenue divided by the average DAUs. ARPU is presented as annual ARPU, calculated as the sum of each reported quarterly ARPU. See Snap. Inc. public filings with the SEC.

Snap Inc.

16

Demonstrated Leadership in Augmented Reality

Our AR creator community is made up of individuals from over 200 countries and territories[1]

250K+

Lens Creators have used Lens Studio.[1]

2.5M+

Lenses made by our community.[1]

The Snap Camera drives visual communication between Snapchatters, enabling the next generation of computing

250M+

Snapchatters engage with AR per day on average.[2]

Snapchatters play with AR Lenses

6B+ times

per day on average.[2]

AR builds consumer confidence

7 in 10 consumers

are interested in using AR to interact with a product before buying it.[3]

Returns are a $550B problem, which AR can help fix. AR-guided purchases led to a **25% decrease in returns.**[4]

[1] Snap Inc. internal data as of December 31, 2021.
[2] Snap Inc. internal data Q2 2022.
[3] 2022 Global Ipsos Study commissioned by Snap Inc. | Base: Global consumers: 13-44 Smartphone users: n=24,758 | Thinking about what you can do using AR both now and in the future, how interested, if at all, are you in each of the following? 'Interacting with a product before buying it.'(NET: Very / Somewhat interested).
[4] ARInsider Article, "Does AR Really Reduce eCommerce Returns?"

17 Continuing to Invest in the Future of Augmented Reality We believe that immersive experiences will drive AR utilization – grounded in the real world, shared with friends, and integrated into your life Creation Backend We provide our broader creator community with Lens Cloud is a collection of backend services, the same tools used internally at Snap to built on the same infrastructure that powers develop AR Lenses by oﬀering access to Lens Snapchat, and vastly expands what developers Studio. can build in augmented reality. Distribution Snapchat, Camera Kit, and Spectacles are where people discover and interact with Lenses, overlaying digital experiences on the real world.

18 Invest in our products and platforms to sustain the growth of our community A Refocused Strategy to Drive Long-Term Value Invest heavily in our ad platform to deliver measurable returns on advertising spending while Creation diversifying revenue sources Invest in the future of augmented reality

Appendix

20 Non-GAAP Financial Measures Reconciliation - Annual (in thousands, unaudited) 1 We deﬁne Adjusted EBITDA as net income (loss), excluding interest income; interest expense; other income (expense), net; income tax beneﬁt (expense); depreciation and amortization; stock-based compensation expense and other payroll related tax expense; and certain other non-cash or non-recurring items impacting net income (loss) from time to time. Numbers throughout presentation may not foot due to rounding.